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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY
                                                                  --------------

                  FIRST SUPPLEMENTAL INDENTURE, dated as of March 6, 2000 (this "Amendment"), to the Indenture, dated as of September 1, 1999 (the "Indenture") between KEYCORP STUDENT LOAN TRUST 1999-B, as Issuer (the "Issuer"), and BANKERS TRUST COMPANY, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee"), concerning KeyCorp Student Loan Trust 1999-B, Floating Rate Asset-Backed Notes, Class A-1, Class A-2, and Class M (collectively, the "Notes"). Terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Indenture.

                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, KeyBank National Association ("KBNA") owns 100% of the Class M Notes; and

                  WHEREAS, KBNA desires to amend the Class M Notes to reduce the applicable Note Rate and to create a new uncertificated strip that would be entitled to receive the excess of interest payable at the original Class M Note Rate over interest payable at the new reduced Class M Note Rate, on a pari passu basis with the Class M Notes; and

                  WHEREAS, the parties to the Indenture desire to execute this Amendment to provide for such changes in the quarterly cash flow; and

                  WHEREAS, Key Bank USA, National Association ("KBUSA"), in its capacity as Cap Provider, has consented to the execution and delivery of this Amendment;

                  NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, it is hereby agreed as follows:

                  ARTICLE 1.        AMENDMENTS

                  1.1 AMENDMENTS TO APPENDIX A. The provisions of Sections 1.1,
1.2 and 1.3 of the First Amendment, dated as of March 6, 2000, to the Sale and Servicing Agreement, dated as of September 1, 1999, among the Issuer, KBUSA, as Seller, Master Servicer and Administrator, and Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, are hereby incorporated in their entirety into this Amendment and Appendix A to the Indenture is so modified to reflect such changes.

                  1.2 AMENDMENTS TO EXHIBIT A-1, A-2 AND A-3. Exhibits A-1, A-2 and A-3 to the Indenture are each hereby amended by the deletion of the percentage "0.70%" in Sub-clause (z)(i) of the definition of "Note Interest Rate" appearing on page 5 of each Form of Note, and in lieu therefor substituting the percentage "0.51%."



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                  1.3 AMENDMENTS TO ARTICLE II. (a) Section 2.01 of the
Indenture is hereby supplemented by the addition of the following new paragraph at the end of such Section 2.01:

                  "The Class M Strip is an uncertificated, non-voting interest in the Trust entitled to payments of interest at the Class M Strip Rate as set forth herein and in the Sale and Servicing Agreement. KBNA is the sole holder of the Class M Strip and such interest is non-transferable by KBNA to any party, except an Affiliate thereof in a transaction exempt from registration under the Securities Act."

                  (b) The proviso in the first sentence of Section 2.07(a) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

         "provided, however, that on any Distribution Date on which a Class M Interest Subordination Event exists, the amount of interest due and payable on the Class M Notes and the Class M Strip on such Distribution Date will be reduced, on a pari passu basis, by the amount of such interest applied to the Noteholders' Priority Principal Distribution Amount on such Distribution Date and the amount so deferred will be payable, together with interest thereon, on the first Distribution Date on which a Class M Interest Subordination Event no longer exists. Any installment of interest due on the Class M Strip which is punctually paid or duly provided for by the Issuer on the applicable Distribution Date shall be paid to KBNA (or its permitted assignee) by wire transfer in immediately available funds to the account designated by KBNA (or its permitted assignee)."

                  (c) The second sentence of Section 2.07(d) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "The Noteholders' Interest Index Carryover with respect to the Class M Notes and the Class M Strip Interest Index Carryover with respect to the Class M Strip for each Distribution Date (including all unpaid Noteholders' Interest Index Carryover for such Class M Notes and all unpaid Class M Strip Interest Index Carryover with respect to the Class M Strip for prior Distribution Dates and interest accrued thereon at the applicable Note Interest Rate or Class M Strip Rate, as applicable, for each applicable Interest Period) shall be payable, on a pari passu basis, to the Class M Notes and the Class M Strip, as applicable, on each Distribution Date solely to the extent of funds required and available (including any Class M Cap Funds) to be distributed to the holders of such Class of Notes and the Class M Strip, as applicable, by the Indenture Trustee pursuant to Section 5.05(c)(xi) or 5.06(e) of the Sale and Servicing Agreement. Any Class M Strip Interest Index Carryover payable on any Distribution Date shall be paid to KBNA (or its permitted assignee) by wire transfer in immediately available funds to the account designated by KBNA (or its permitted assignee)."

                  1.4 AMENDMENT TO ARTICLE III. Section 3.01 of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:



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                  "The Issuer will duly and punctually pay the principal of
(subject to the parenthetical in the following sentence), interest, if any, on and any unpaid Noteholders' Interest Index Carryover and/or Class M Strip Interest Index Carryover (but only to the extent provided in Sections 2.07(d) and 8.02(c)) with respect to each Class of Notes and the Class M Strip, as applicable, in accordance with the terms of such Notes and this Indenture. Without limiting the foregoing, subject to Section 8.02(c), the Issuer will cause to be distributed to the holders of the Class A-1 Notes, to the holders of the Class A-2 Notes, to the holder of the Class M Strip and to the holders of the Class M Notes that portion of the amounts on deposit in the Trust Accounts on a Distribution Date (other than any Eligible Investments deposited therein that will mature on the Business Day preceding a subsequent Distribution Date), to which the holders of the Notes or the holder of the Class M Strip are entitled to receive pursuant to the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any holder of the Notes or the holder of the Class M Strip of interest (including any Noteholders' Interest Index Carryover or Class M Strip Interest Index Carryover, as applicable) and/or principal shall be considered as having been paid by the Issuer to such holder of the Notes and the holder of the Class M Strip for all purposes of this Indenture."

                  1.5 AMENDMENTS TO ARTICLE V. (a) Clause FIFTH of Section 5.04(b) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "FIFTH: pro rata, to the holders of the Class M Notes and the holder of the Class M Strip for amounts due and unpaid on the Class M Notes and the Class M Strip, respectively, for interest (other than any Noteholders' Interest Index Carryover and Class M Strip Interest Index Carryover, as applicable);"

                  (b) Clause SEVENTH of Section 5.04(b) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "SEVENTH: sequentially, to the Issuer for distribution of (i) interest due and unpaid on the Certificates and the Certificate Strip, to be distributed pro rata, to the holders of the Certificates and the holder of the Certificate Strip and (ii) principal due and unpaid to the holders of the Certificates;"

                  (c) Clause NINTH of Section 5.04(b) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "NINTH: pro rata, to the holders of the Class M Notes and the holder of the Class M Strip for any unpaid Noteholders' Interest Index Carryover or Class M Strip Interest Index Carryover, as applicable, with respect to the Class M Notes and the Class M Strip;"

                  (d) Clause TENTH of Section 5.04(b) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:



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                  "TENTH: to the Issuer, for pro rata distribution to the
holders of the Certificates and the holder of the Certificate Strip for any unpaid Certificateholders' Interest Index Carryover or Certificate Strip Interest Index Carryover, as applicable, with respect to the Certificates and the Certificate Strip;"

                  (e) Clause (v) of Section 5.04(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(v) to the holders of the Class M Notes and the holder of the Class M Strip, pro rata, from the amount of Available Funds remaining after the application of clauses (i) through (iv), the Noteholders' Interest Distribution Amount for the Class M Notes and the Class M Strip Interest Distribution Amount for the Class M Strip pursuant to Section 8.02(c) of this Indenture;"

                  (f) Clause (vi) of Section 5.04(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(vi) to the Issuer, for distribution to the holders of the Certificates and the holder of the Certificate Strip, pro rata, from the amount of Available Funds remaining after the application of clauses (i) through (v), the amount of the Certificateholders' Interest Distribution Amount and the Certificate Strip Interest Distribution Amount;

                  (g) Clause (xi) of Section 5.04(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(xi) to the holders of the Class M Notes and the holder of the Class M Strip, pro rata, from (1) the amount of Available Funds remaining after application of clauses (i) through (x), and (2) the Class M Cap Funds, if any, the aggregate unpaid amount of Noteholders' Interest Index Carryover and Class M Strip Interest Index Carryover, if any, with respect to the Class M Notes and the Class M Strip, respectively;"

                  (h) Clause (xii) of Section 5.04(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(xii) to the Issuer, for distribution to the holders of the Certificates and the holder of the Certificate Strip, pro rata, from (1) the amount of Available Funds remaining after application of clauses (i) through
(xi), and (2) the Certificate Cap Funds, if any, the aggregate amount of Certificateholders' Interest Index Carryover and Certificate Strip Interest Index Carryover, if any, with respect to the Certificates and the Certificate Strip, respectively;"

                  (i) Sub-clause (2) of the first sentence of the penultimate paragraph of Section 5.04(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:



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                  "(2) on the second consecutive Distribution Date that the
outstanding principal balance of the Class A Notes (after giving effect to any amounts to be distributed to the holders of the Class A Notes pursuant to
Section 5.04(c)(vii) above) is in excess of the Note Collateralization Amount, the holders of the Class A Notes shall receive the Noteholders' Priority Principal Distribution Amount in the order of priority specified in Section 8.02(c) of this Indenture prior to any payment to (i) the holders of the Class M Notes of the Noteholders' Interest Distribution Amount for the Class M Notes or
(ii) the holder of the Class M Strip of the Class M Strip Interest Distribution on such Distribution Date pursuant to Section 5.04(c)(v) above."

                  1.6 AMENDMENTS TO ARTICLE VIII. (a) The second sentence of
Section 8.02(b) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "On or before each Distribution Date, the Noteholders' Distribution Amount, the Class M Strip Interest Distribution Amount, the Class M Strip Interest Index Carryover and any Noteholders' Interest Index Carryover, if any, with respect to the preceding Collection Period will be distributed from the Collection Account and any other Trust Account to the Indenture Trustee (or any other Paying Agent) on behalf of the holders of the Notes and holder of the Class M Strip, as provided in Sections 5.04(c), 5.05 and 5.06 of the Sale and Servicing Agreement."

                  (b) The first sentence of Section 8.02(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "On each Distribution Date and Redemption Date, the Indenture Trustee (or any other Paying Agent) shall distribute all amounts received by it on behalf of the holders of the Notes and the holder of the Class M Strip pursuant to paragraph (b) above to the holders of the Notes and the holder of the Class M Strip, as applicable, to the extent of amounts (i) due and unpaid on the Notes for principal, interest and any Noteholders' Interest Index Carryover and (ii) due and unpaid on the Class M Strip for interest and any Class M Strip Interest Index Carryover, in the following amounts and in the following order of priority (except as otherwise provided in Section 5.04(b) and 5.04(c)):"

                  (c) Clause (iii) of Section 8.02(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "(iii) pro rata, (i) to the holders of the Class M Notes, the Noteholders' Interest Distribution Amount for the Class M Notes in an amount equal to the accrued and unpaid interest on the Class M Notes, and (ii) to the holder of the Class M Strip, the Class M Strip Interest Distribution Amount, in an amount equal to the accrued and unpaid interest on the Class M Strip;"

                  (d) Clause (vii) of Section 8.02(c) of the Indenture is hereby deleted in its entirety and the following is substituted in lieu thereof:



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                  "(vii) pro rata, (i) to the holders of the Class M Notes the aggregate amount of Noteholders' Interest Index Carryover, if any, with respect to the Class M Notes, and (ii) to the holder of the Class M Strip, if the Class M Notes are still outstanding, the aggregate amount of Class M Strip Interest Index Carryover, if any, with respect to the Class M Strip."

         ARTICLE 2  MISCELLANEOUS

                  2.1 EFFECTIVE DATE. The effective date of this Amendment shall be February 25, 2000 (the "Effective Date"). The Indenture shall read to incorporate the provisions of this Amendment on and after the Effective Date and the Indenture shall be read without reference to this Amendment for all dates and periods prior to the Effective Date.

                  2.2 LIMITED EFFECT. Except as expressly amended by this Amendment, all of the provisions, covenants, terms and conditions of the Indenture shall continue to be, and shall remain, in full force and effect in accordance with its terms.

                  2.3 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

                  2.4 COUNTERPARTS. This Amendment may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  2.5 ISSUER ORDER. The Issuer hereby directs the Indenture Trustee, not in its individual capacity but solely as Indenture Trustee, to (1) execute and deliver this Amendment, (2) authenticate and deliver a new Class M Note to replace the existing Class M Note (which old Class M Note the Indenture Trustee is hereby instructed to cancel and destroy), containing the amendments set forth in Paragraph 1.2 hereof, and (3) consent to such other amendments and to take such other actions as are consistent with the transactions contemplated hereby.


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                           IN WITNESS WHEREOF, the parties hereto have caused
this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                            KEYCORP STUDENT LOAN TRUST 1999-B,
                                    as Issuer

                            By: BANK ONE, NATIONAL ASSOCIATION,
                                     not in its individual capacity but solely
                                     as Eligible Lender Trustee


                            By:/s/Jeffrey L. Kinney
                               -------------------------------------
                                    Name:Jeffrey L. Kinney
                                    Title:Vice President


                            BANKERS TRUST COMPANY,
                                    not in its individual capacity but solely as Indenture Trustee


                            By:/s/Franco B. Talavera
                               -------------------------------------
                                    Name:Franco B. Talavera
                                    Title:Assistant Vice President

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CONSENTED AND AGREED TO:


KEY BANK USA, NATIONAL ASSOCIATION,
  as Cap Provider



By:/s/Darlene Dimitrijevs
   ---------------------------------
     Name:Darlene Dimitrijevs
     Title:Senior Vice President

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                      CONSENT BY INDIRECT BENEFICIAL OWNER

         The undersigned, the indirect beneficial owner of 100% of the issued and outstanding Class M Notes, hereby consents to the foregoing Amendment and represents and warrants that it is duly authorized to deliver this consent to the Indenture Trustee, and that such power has not been granted or assigned to any other person.

Name of Indirect Beneficial Owner:     KEYBANK NATIONAL ASSOCIATION
                                  ----------------------------------------
(Print Name of Authorized Signature): Craig T. Platt
Title:Senior Vice President
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Signature:/s/ Craig T. Platt
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Address:127 Public Square, Cleveland, Ohio 44114
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Phone: (216) 689-5608
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Fax: (216) 689-4579
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Date:    March 6, 2000
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                       CONSENT BY DIRECT BENEFICIAL OWNER

         The undersigned, the direct beneficial owner of 100% of the issued and outstanding Class M Notes, hereby consents to the foregoing Amendment and represents and warrants that it is duly authorized to deliver this consent to the Indenture Trustee, and that such power has not been granted or assigned to any other person.

Name of Indirect Beneficial Owner: CREDIT SUISSE FIRST BOSTON CORPORATION
                                   ---------------------------------------------
(Print Name of Authorized Signature): Joseph D. Fashano
                                     -------------------------------------------

Title:  Director
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Signature: /s/Joseph D. Fashano
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Address: 11 Madison Avenue, New York, NY 10010
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Phone: (212) 325-2107
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Fax: (212) 325-8278
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Date:    March 6, 2000
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